EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-135557 on Form S-3 and Registration Statement Nos. 333-141925, 333-133094, 333-121278, 333-111523, 333-91146, 333-68590, 333-31190, 333-90029, and 333-70455 on Form S-8 of our report dated December 14, 2006, relating to the consolidated balance sheet as of September 30, 2006, and the related financial statement schedule and consolidated statements of income, stockholders’ equity, and cash flows for the years ended December 31, 2006 and 2005, of Concur Technologies, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph related to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-based Payment, on October 1, 2005) appearing in this Annual Report on Form 10-K of Concur Technologies, Inc. and subsidiaries for the year ended September 30, 2007.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

December 14, 2007